UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): December 8, 2011

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Chenming Industrial Park, Shouguang City, Shandong, China 262714

(Address of principal executive offices and zip code)

+86 (536) 567-0008

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.              Changes in Registrant’s Certifying Accountants

On December 8, 2011, Gulf Resources, Inc. (the “Company”) dismissed its principal independent accountant, BDO Limited (“BDO”) from its engagement with the Company, which dismissal was effective immediately.  BDO was engaged by the Company on February 10, 2010. The decision to dismiss BDO as the Company’s principal independent accountant was approved by the Audit Committee of the Company on December 8, 2011.

There were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, within the period from BDO’s engagement and through the fiscal year of the Company ended December 31, 2010 and subsequently up to the date of dismissal which disagreements that, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its report issued in connection with the audit of the Company’s financial statements.

None of the reportable events described under Item 304(a)(1)(v)(A)-(D) of Regulation S-K occurred within the period from BDO’s engagement and through the fiscal year of the Company ended December 31, 2010 and subsequently up to the date of dismissal except for the following: as described in BDO’s annual report dated March 16, 2011 on the Company’s internal control over financial reporting included in the Company’s Form 10-K for the year ended December 31, 2010, in BDO’s opinion the Company had not maintained effective internal control over financial reporting as of December 31, 2010 based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.  The Company’s management agreed with BDO’s report on the point that there was a weakness in the Company’s internal control and concluded that the Company did not maintain, in all material respects, effective internal control over financial reporting as of December 31, 2010.

BDO’s audit reports on financial statements for the fiscal years ended December 31, 2009 and December 31, 2010 of the Company contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided BDO with a copy of this disclosure before its filing with the Securities and Exchange Commission (the “SEC”), providing BDO with the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views, or the respect in which BDO does not agree with the statements contained herein.  A letter from BDO dated December 8, 2011 is attached hereto as Exhibit 16.1.

On December 8, 2011, the Company engaged Morison Cogen LLP ("MC") to serve as its independent auditor, effective immediately.  The decision to engage MC as the Company’s principal independent accountant was approved by the Audit Committee of the Company on December 8, 2011.

MC was previously engaged as the Company’s independent principal accountant as of and during the fiscal years ended December 31, 2007, 2008 and 2009 and for the subsequent interim period ended February 9, 2010.  Due to the engagement of BDO on February 10, 2010, MC did not perform an audit of the financial statements of the Company for the fiscal year ended December 31, 2009.

During the period of MC’s prior engagement (i) there were no disagreements with MC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to MC’s satisfaction, would have caused MC to make reference in connection with its opinion to the subject matter of the disagreement, and (ii) there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K except for the following: as described in MC’s annual report dated March 12, 2009 on the Company’s internal control over financial reporting included in the Company’s Form 10-K for the year ended December 31, 2008, that in MC’s opinion the Company had not maintained effective internal control over financial reporting as of December 31, 2008 based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.  Although the Company’s management agreed with MC’s report on the point that there was a weakness in the Company’s internal control, management did not believe the weakness was material and concluded that the Company’s internal control over financial reporting was effective as of December 31, 2008.

The Company’s audit committee discussed with MC its opinion that the Company had not maintained effective internal controls over financial reporting as of December 31, 2008.  In addition, the Company has authorized MC to respond fully to the inquiries of MC’s successor accountant concerning such opinion.

An amendment to a current report on Form 8-K was filed on March 23, 2010 to disclose the matters in connection with MC’s dismissal on February 9, 2011 and is hereby incorporated by reference.

During the period commencing February 10, 2010, when BDO was engaged by the Company as its independent principal accountant, until December 8, 2011 when MC was re-engaged in such capacity, the Company did not consult with MC regarding (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and no written or oral advice was provided by MC that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or event as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from BDO Limited dated December 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Title:	Chief Executive Officer

Dated: December 14, 2011

Exhibit Index

Exhibit No.	Description
16.1	Letter from BDO Limited dated December 8, 2011